Exhibit 99.1

PRESS RELEASE

INX Board Approves Share Repurchase Plan

HOUSTON--(BUSINESS WIRE)--INX Inc., (NASDAQ:INXI) announced today that its board of directors has approved the repurchase of up to an aggregate of $2 million of its Common Stock.

Under the repurchase plan, any shares repurchased must be purchased on or before March 31, 2008.  The plan calls for the repurchases to be made in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors.  The plan calls for the repurchased shares to be retired as soon as practicable following the repurchase.  The plan does not obligate the Company to purchase any particular number of shares, and may be suspended at any time at the Company’s discretion in accordance with Rule 10b-18.

Commenting on the announcement, James H. Long, INX’s Chairman & Chief Executive Officer, stated, “Over the past year INX’s financial performance has improved substantially, with our year-to-date operating results reflecting record levels of revenue and earnings, and we believe that our current share price does not reflect that improvement.  Investing the Company’s capital in the repurchase and retirement of our Common Stock reaffirms our confidence and optimism in the long term future of the Company. The Company is generating positive and growing cash flow from earnings, and we believe it is in the best interest of the Company and its stockholders to allocate a portion of the Company’s capital resources to repurchase shares of the Company’s Common Stock at these levels.”

ABOUT INX:

INX Inc. (NASDAQ:INXI) is a publicly traded network infrastructure professional services firm delivering best-of-class "Business Ready Networks" to enterprise organizations. INX offers a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. We design, implement and support the IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprise organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:

The statements contained in this press release that are not statements of historical fact, including, but not limited to the statements regarding the Company’s expected future financial performance and the Company’s plans to repurchase shares of its Common Stock are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this press release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The Company may repurchase all $2 million of its stock authorized under the repurchase plan, or no shares of its stock, or any amount in between, and the Company may shorten the repurchase period or suspend the repurchase plan, depending on the trading price of its Common Stock, which may be positively or negatively impacted by the repurchase program, market conditions, or determinations following the date of this announcement to use the Company’s funds for other purposes.  The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

CONTACT:

INX Inc.
Brian Fontana, Chief Financial Officer
713-795-2303
Brian.Fontana@INXI.com